    As filed with the Securities and Exchange Commission on January 31, 1996

                                      Registration Statement No. 33-____________

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                        ______________________________

                                   FORM  S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                      KULICKE AND SOFFA INDUSTRIES, INC.
                      ----------------------------------
              (Exact name of issuer as specified in its charter)

             Pennsylvania                               23-1498399
             ------------                               ----------
   (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization                        Identification No.)

                             2101 Blair Mill Road
                            Willow Grove, PA  19090
                            -----------------------
              (Address of principal executive offices) (Zip Code)

                        1994 EMPLOYEE STOCK OPTION PLAN
                        -------------------------------
                           (Full title of the plan)

                              Clifford G. Sprague
                             2101 Blair Mill Road
                            Willow Grove, PA  19090
                            -----------------------
                    (Name and address of agent for service)

 Telephone number, including area code, of agent for service:  (215)-784-6000
                                                               --------------

                 Please send copies of all communications to:

                         John C. Bennett, Jr., Esquire
                            Drinker Biddle & Reath
                             1345 Chestnut Street
                      Philadelphia National Bank Building
                         Philadelphia, PA  19107-3496

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

Title of securities     Amount to be         Proposed               Proposed               Amount of
to be registered        registered (1)       maximum                maximum                registration fee (2)
                                             offering price per     aggregate offering
                                             share (2)              price (2)
-----------------------------------------------------------------------------------------------------------------
Common Shares,
no par value             1,700,000           $21.375                $36,337,500            $12,530.17
-----------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Calculated pursuant to Rule 457(h). Computed based upon $21.375 per share, the average of the high and low sales prices of a Common Share of the Registrant on the NASDAQ National Market on January 24, 1996.

PART I - INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

       (Not required to be filed as part of the Registration Statement)


PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

          The following documents are incorporated herein by reference:

     (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1995;

     (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the Registrants' fiscal year ended September 30, 1995; and

     (c) the Form 8-A of the Registrant filed with the Securities and Exchange Commission (the "Commission") (registering the Registrant's Common Shares and containing a description thereof), as amended by Form 8-A12G filed September 8, 1995 and Form 8-A12G/A filed September 11, 1995.

     All other reports and other documents filed by the Registrant pursuant to Sections 13, 14, or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such reports and documents.


ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------

          Not Applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

          Not Applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

     The Company's By-laws require the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding if he or she acted in good faith and in manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification as to expenses is mandatory to the extent the individual is successful on the merits or otherwise in defense of the matter or in defense of any claim, issue or matter herein. In addition, Pennsylvania law permits the Company to provide similar indemnification to employees and agents who are not directors of officers. The determination of whether an individual meets the applicable standard of conduct may be made by disinterested directors, independent legal counsel or the shareholders. Pennsylvania law also permits indemnification in connection with a proceeding brought by or in the right of the Company to procure a judgement in its favor.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

          Not Applicable.


ITEM 8.   EXHIBITS.
          --------

Exhibit 4      The Company's 1994 Employee Stock Option Plan, filed as
               Exhibit 10(viii) to the Company's Annual Report on Form 10-K for the year ended September 30, 1994, is incorporated herein by reference.

Exhibit 5      Opinion of Drinker Biddle & Reath, counsel to the Registrant.

Exhibit 23.1   Consent of Price Waterhouse LLP (Independent Accountants).

Exhibit 23.2   Consent of Luboshitz, Kasierer & Co. (Independent Accountants).

Exhibit 23.3   Consent of Drinker Biddle & Reath (included in Exhibit 5).

Exhibit 24 Powers of Attorney of: James W. Bagley, Frederick W. Kulicke, Jr., John A. O'Steen, Allison F. Page, MacDonell Roehm, Jr., Larry D. Striplin, Jr., and C. William Zadel.


ITEM 9.   UNDERTAKINGS.
          ------------

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in value and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (i) and (ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Willow Grove, Pennsylvania, on January 31, 1996.


                                  KULICKE AND SOFFA INDUSTRIES, INC.



                                  By: /s/ C. SCOTT KULICKE
                                     -----------------------------
                                     Chairman of the Board and
                                      Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature              Title                             Date
       ---------              -----                             ----

 /s/ C. SCOTT KULICKE         Chairman of the Board             January 31, 1996
--------------------------
  C. Scott Kulicke             and Chief Executive
                               Officer

 /s/ CLIFFORD G. SPRAGUE      Senior Vice President             January 31, 1996
--------------------------
  Clifford G. Sprague          and Chief Financial
                               Officer

          *                   Director                          January 31, 1996
--------------------------
 James W. Bagley

          *                   Director                          January 31, 1996
--------------------------
 Frederick W. Kulicke, Jr.

          *                   Director                          January 31, 1996
--------------------------
 John A. O'Steen

          *                   Director                          January 31, 1996
--------------------------
 Allison F. Page

          *                   Director                          January 31, 1996
--------------------------
 MacDonell Roehm, Jr.

          *                   Director                          January 31, 1996
--------------------------
 Larry D. Striplin, Jr.

          *                   Director                          January 31, 1996
--------------------------
 C. William Zadel


 * /s/ C. SCOTT KULICKE
-------------------------
  C. Scott Kulicke,
   Attorney-in-fact

                                 EXHIBIT INDEX

 Exhibit No.       Title
 -----------       -----
   4               The Company's 1994 Employee Stock Option Plan, filed as
                   Exhibit 10(viii) to the Company's Annual Report on Form
                   10-K for the year ended September 30, 1994
                   (incorporated by reference).

   5               Opinion of Drinker Biddle & Reath,
                   counsel to the Registrant.

   23.1            Consent of Price Waterhouse, LLP
                   (Independent Accountants)

   23.2            Consent of Luboshitz, Kasierer & Co.
                   (Independent Accountants)

   23.3            Consent of Drinker Biddle & Reath
                   (included in Exhibit 5).

   24              Powers of Attorney of:  James W. Bagley, Frederick W.
                   Kulicke, Jr., John A. O'Steen, Allison F. Page,
                   MacDonell Roehm, Jr., Larry D. Striplin, Jr., and C.
                   William Zadel.